UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2017

Kush Bottles, Inc.

(State or other jurisdiction of incorporation)

Nevada	000-55418	46-5268202
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

1800 Newport Circle, Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 243-4311

____________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company

☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                    ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2017, Chris Martin resigned from his position as Chief Financial Officer of Kush Bottles, Inc. (the “Company”). In connection with Mr. Martin’s resignation, pursuant to his employment agreement with the Company, dated July 28, 2014, Mr. Martin executed and delivered to the Company a release in order to be entitled to the severance amounts described in such employment agreement. The foregoing description of such employment agreement is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.2 to the Company’s Form 10-12G/A filed on May 29, 2015 and is incorporated herein by reference.

On August 1, 2017, Jim McCormick, age 50, was appointed as the Company’s Chief Financial Officer. Prior to his appointment, from 2016 through 2017, Mr. McCormick served as a management consultant in the consumer goods sector including companies operating within the cannabis industry. From 2014 through 2016, Mr. McCormick served as the Chief Financial Officer of Electronic Cigarettes Group International, a Grand Rapids, Michigan based electronic cigarette marketing and distribution company. Prior to this Mr. McCormick served as the Chief Financial Officer of the corporate services division of Sodexo North America, a global provider of food and facilities management services.  In addition, Mr. McCormick held multiple international Chief Financial Officer roles as a member of British American Tobacco, the second largest international tobacco company, where he was employed from 1992 through 2008.

In connection with his appointment, the Company and Mr. McCormick entered into an Offer Letter dated as of July 3, 2017 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. McCormick will receive an initial annual base salary of $150,000.  In addition, Mr. McCormick will have the opportunity to earn an annual bonus of up to $50,000, based on achievement of annual target performance goals, as established by the Company’s board of directors or Chief Executive Officer, in their sole and absolute discretion. Mr. McCormick will also be entitled to receive up to $18,000 of reimbursements for relocation expenses, which will be subject to repayment if, before August 1, 2018, Mr. McCormick voluntarily terminates his employment or is terminated for “cause” (as defined in the Offer Letter). In addition, subject to approval of the Company’s board of directors, Mr. McCormick will be granted options to purchase 600,000 shares of the Company’s common stock, which will vest over three years commencing August 1, 2017, with 1/3 vesting on August 1, 2018, and the remaining 2/3 vesting ratably in equal monthly installments over the remaining two years. The options will be governed by the terms and conditions of a stock option agreement which Mr. McCormick will be required to sign, which terms and conditions will reflect the foregoing and will provide for vesting upon a change of control of the Company, to be specified more fully in such stock option agreement.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Mr. McCormick has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Item 8.01 Other Events.

On August 3, 2017, the Company issued a press release announcing the resignation of Mr. Martin and the appointment of Mr. McCormick. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this Current Report on Form 8-K:

10.1	Offer Letter, dated as of July 3, 2017, by and between Kush Bottles, Inc. and Jim McCormick
99.1	Kush Bottles, Inc. Press Release dated August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUSH BOTTLES, INC.

Date: August 3, 2017	By: /s/ Nicholas Kovacevich
Nicholas Kovacevich
Chief Executive Officer

EXHIBIT INDEX

Number	Description

10.1	Offer Letter, dated as of July 3, 2017, by and between Kush Bottles, Inc. and Jim McCormick
99.1	Kush Bottles, Inc. Press Release dated August 3, 2017

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